Exhibit 3.3

MATCH GROUP, INC.

SECOND AMENDED AND RESTATED

BY-LAWS AS OF

June 30, 2020

SECOND AMENDED AND RESTATED BY-LAWS

OF

MATCH GROUP, INC.

Article I

OFFICES

Section 1.      Principal Office. The registered office of Match Group, Inc. (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.      Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Article II

STOCKHOLDERS

Section 1.      Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 2.      Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as may be fixed by resolution of the Board.

Section 3.      Special Meetings. Special meetings of the stockholders may be called solely by a majority of the Board.

Section 4.      Notice. Written notice stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail, facsimile, telegraph or other means of electronic communication, addressed to each stockholder at his, her or its address as it appears on the records of the Corporation; provided that notices to stockholders who share an address may be given in the manner permitted by the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by facsimile, telegram, or other means of electronic communication, such notice shall be deemed to be given at the time provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (unless any such stockholders are present for the purpose of objecting to the meeting as lawfully called or convened), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5.      Adjourned Meetings. The presiding officer of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time or place, if any, of any adjourned meeting need be given except as required by applicable law. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 6.      Voting Lists. The Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the General Corporation Law of the State of Delaware or other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 7.      Quorum. Except as otherwise provided in the Certificate of Incorporation or required by law, the holders of shares representing a majority of the voting power of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series shall constitute a quorum with respect to such vote. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If at such adjourned meeting, a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 8.      Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy each share of the class of capital stock having voting power held by such stockholder.

Section 9.      Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these By-Laws, at any meeting in which a quorum is present, in all matters, including the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders; provided, in any contested election of directors, directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 9, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the closing of the applicable notice of nomination period set forth in these By-Laws or under applicable law. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, it shall remain a contested election. In any uncontested election of directors, any incumbent nominee for director who does not receive the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, shall promptly tender his or her resignation after such election, and the Board shall decide, through a process managed by the Nominating and Corporate Governance Committee of the Board and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting. If a director’s resignation is accepted by the Board pursuant to this bylaw, or if a nominee for director is not elected in any uncontested election of directors and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to Article III Section 3 of these By-Laws or may decrease the size of the Board pursuant to the provisions of Article III, Section 1 of these By-Laws.

Section 10.      Organization; Inspectors of Elections; Opening and Closing the Polls.

At every meeting of stockholders, the presiding officer shall be the chairman of the Board (the “Chairman”), or, in the event of his or her absence, the Chief Executive Officer of the Corporation, or, in the event of his or her absence, a presiding officer designated by the Chairman (or, if the Chairman does not so designate a presiding officer, designated by the Chief Executive Officer of the Corporation). The Secretary or, in the event of his or her absence, an appointee of the presiding officer, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

The Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall have the duties prescribed by law.

Section 11.      Proxies.

(A)            Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his, her or its signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(B)            No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 12.             Stockholder Meetings – Nominations and Other Proposals.

(A)           Annual Meetings.

(i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article II, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the provisions set forth in clauses (ii) and (iii) of this Section 12(A) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 12(A)(i) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation; and (D)  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (II) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (III) to the extent not disclosed pursuant to the immediately preceding clause (II), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (IV) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (given pursuant to this paragraph (A)(ii) of this Section 12) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish a questionnaire and written agreement as provided in Section 12(C)(i) of this Article II and such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iii) Notwithstanding anything in Section 12(A)(ii) of this Article II to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting, then a stockholder’s notice under this Section 12(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)            Special Meetings. At any special meeting of the stockholders, only such business as shall have been properly brought before the meeting shall be conducted or considered. To be properly brought before a special meeting, proposals of business must be: (x) specified in the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article II or (y) otherwise made by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose. Nothing herein shall prohibit the Board from submitting additional matters to stockholders at any special meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a committee appointed by the Board for such purpose or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the procedures set forth in these By-Laws and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder provides timely notice of such nomination in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Such stockholder’s notice shall set forth the information in clauses (A), (C) and (D) of Section 12(A)(ii) of this Article II. A stockholder providing notice of a proposed nomination for election to the Board to be brought before a meeting (given pursuant to this paragraph (B) of this Section 12) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish a questionnaire and written agreement as provided in Section 12(C)(i) of this Article II and such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. This Section 12(B) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)            General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the applicable procedures set forth in this Section. To be eligible as a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 12) to the Secretary at the principal executive offices of the Corporation a written questionnaire (which questionnaire shall be provided by the Secretary upon written request) and a written agreement, representing, warranting and covenanting (in the form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 12), and (y) if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) Any nominee for director who is nominated by a stockholder in accordance with this Section 12 and included in the Corporation’s proxy materials for a particular meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the meeting of stockholders for any reason, including for the failure to comply with any provision of these By-Laws; provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a stockholder notice in this Section 12, or (2) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a nominated by a stockholder to serve as a director pursuant to this Section 12 for the next two (2) annual meetings of stockholders.

(iv) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any nominee for director nominated by a stockholder, and such nomination shall be disregarded, and no vote on such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation if: (A) the nominating stockholder or the stockholder nominee breaches any of its respective agreements, representations or warranties set forth in any notice delivered pursuant to this Section 12 (or that are otherwise submitted pursuant to this Section 12), (B) any information provided in a notice delivered by a nominating stockholder pursuant to this Section 12 (or otherwise submitted pursuant to this Section 12) was not, when provided, true, correct and complete, (C) the requirements of this Section 12 have otherwise not been met, (D) the stockholder nominee is not an “independent director” for purposes of membership of the Board or any committee thereof under applicable law, the rules of the principal U.S. exchange upon which the shares of the Corporation are listed, or any publicly-disclosed corporate governance guidelines or any committee charter of the Corporation, (E) the stockholder nominee does not qualify as a “non-employee director” under Exchange Act Rule 16b-3 or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (F) the stockholder nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (G) the stockholder nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, (H) the stockholder nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended or (I) the election of the stockholder nominee to the Board would cause the Corporation to be in violation of the Certificate of Incorporation, these By-Laws, any applicable state or federal law, rule or regulation or any applicable listing standard.

(v) Whenever used in these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(vi) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(vii) The adjournment or postponement of an annual or special meeting, or the public announcement thereof, does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal.

Article III

DIRECTORS

Section 1.      Number and Tenure. The business and affairs of the Corporation shall be managed by the Board. Subject to the Certificate of Incorporation, the Board shall initially consist of ten directors, with any changes to the number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. As set forth in Article VI of the Certificate of Incorporation, the directors shall be divided into three Classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board. Except as otherwise provided in the Certificate of Incorporation, each director shall be elected for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that (x) directors initially designated as Class I directors shall serve for a term ending on the date of the 2021 annual meeting, (y) directors initially designated as Class II directors shall serve for a term ending on the date of the 2022 annual meeting and (z) directors initially designated as Class III directors shall serve for a term ending on the date of the 2023 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2.      Resignation. Any director may resign by delivering to the Board his or her resignation in writing.

Section 3.         Vacancies. Unless otherwise provided in the Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders), and each person so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each such director to hold office until his or her successor shall have been duly elected and qualified.

Section 4.         Removal. Unless otherwise provided in the Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

Section 5.         The Chairman. The Chairman shall preside as chairman at all meetings of the Board and shall establish agendas for such meetings. In the absence of the Chairman, a director selected by a majority of the directors present shall preside at such meeting of the Board.

Section 6.         Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places (if any) as may be designated by the Chairman or determined from time to time by resolution of the Board, and shall be held at least once each year.

Section 7.         Special Meetings. Special meetings of the Board may be called by or at the request of (a) the Chairman or (b) at least three directors. The person or persons calling a special meeting of the Board may fix a place (if any) and time for holding such meeting.

Section 8.         Notice. Notice of any regular meeting or a special meeting shall be given to each director, either orally, by facsimile or other means of electronic communication or by hand delivery, addressed to each director at his or her address as it appears on the records of the Corporation. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting; provided that if such meeting is a special meeting called pursuant to clause (b) of the first sentence of Article III, Section 7 by less than a majority of the directors, the notice must be transmitted at least seventy-two (72) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting; provided that if such meeting is a special meeting called pursuant to clause (b) of the first sentence of Article III, Section 7 by less than a majority of the directors, the notice must be given at least seventy-two (72) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these By-Laws.

Section 9.         Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and, unless otherwise provided in the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

Section 10.       Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic communication and such written consent or consents and copies of such communication or communications are filed with the minutes of proceedings of the Board or committee.

Section 11.       Action by Conference Telephone. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 12.       Designation of Committees. The Board shall have an Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and such other committees as the Board may determine. Each committee shall consist of such number of directors as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by the Board but no committee shall have any power or authority (a) as to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, (b) as to adopting, amending or repealing any of these By-Laws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation. Any committee may be abolished or re-designated from time to time by the Board.

Section 13.       Members and Alternate Members of Committees. The members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member or alternate member of any committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.

Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board subject to Section 12 of this Article III.

Section 14.       Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these By-Laws, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these By-Laws or rules and regulations adopted by the Board.

Section 15.       Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-Laws, with such By-Laws being deemed to refer to the committee and its members in lieu of the Board and its members, and references to the Chairman being deemed to refer to the chairman of the applicable committee:

(A)    Article III, Section 6 (to the extent relating to place and time of regular meetings);

(B)     Article III, Section 7 (relating to special meetings);

(C)     Article III, Section 8 (relating to notice and waiver of notice); and

(D)     Article III, Sections 10 and 11 (relating to action without a meeting and action by telephonic conference).

Section 16.       Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for service as committee members.

Article IV

OFFICERS

Section 1.         Number and Salaries. The officers of the Corporation shall consist of the executive Chairman (who must be a director) (the “Executive Chairman”), a Chief Executive Officer (the “CEO”), a Secretary, a Treasurer, and such other officers and agents as may be deemed necessary by the Board. Any two (2) or more offices may be held by the same person.

Section 2.         Election and Term of Office. The Executive Chairman, CEO, Secretary and Treasurer shall be elected by the Board. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any officer elected by the Board may be removed, with or without cause, at any time by the CEO or the Board; provided that the Executive Chairman and the CEO may be removed, with or without cause, at any time only by the Board. Each officer shall hold his or her office until his or her successor is appointed or until his or her earlier resignation, removal from office, or death. All officers elected by the Board or appointed by the CEO shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. Unless otherwise provided in these By-Laws, the Board or any committee thereof may from time to time elect, or the CEO may appoint, such other officers (including a President, Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the CEO, as the case may be.

Section 3.         The Executive Chairman. The Executive Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board of Directors of a corporation or as may be vested in him or her by the Board from time to time. The Executive Chairman shall have joint responsibilities over the strategy, capital allocation and personnel matters of the Corporation with the CEO. The Executive Chairman shall have broad access to the records and personnel of the Corporation and its subsidiaries, including without limitation the power and authority to obtain any information about the Corporation and its operations. The Executive Chairman shall be empowered to sign all certificates, contracts and other instruments of the Corporation. During time of any vacancy in the office of CEO or in the event of the absence or disability of the CEO, the Executive Chairman shall have the duties and powers of the CEO unless otherwise determined by the Board or otherwise specified herein. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 3 for the exercise by the Executive Chairman of the powers of the CEO. In addition, the Board may designate by resolution one or more Vice Chairmen of the Board with such duties as may from time to time be requested by the Board.

Section 4.         The Chief Executive Officer. The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office. The CEO shall report to the Board in performing his or her office, and the CEO shall have joint responsibilities over the strategy, capital allocation and personnel matters of the Corporation with the Executive Chairman. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Executive Officer of a corporation.

Section 5.         The President. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a President to have such duties and responsibilities as from time to time may be assigned to him or her by the Board or the CEO. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

Section 6.         The Chief Operating Officer. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a Chief Operating Officer to have such duties and responsibilities as from time to time may be assigned to him or her by the Board or the CEO. The Chief Operating Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Operating Officer of a corporation.

Section 7.         Chief Financial Officer. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a Chief Financial Officer to act in an executive financial capacity. The Chief Financial Officer shall assist the CEO and the Chief Operating Officer in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Financial Officer of a corporation.

Section 8.         Vice Presidents. The Board (in accordance with Section 2 of this Article IV) or the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him or her by the CEO or the Board.

Section 9.         The Secretary. The Secretary shall keep the minutes of the proceedings of meetings of the stockholders and of the Board (or, in the event of the absence of the Secretary from any such meeting, the presiding officer of such meeting shall designate an officer of the Corporation to keep such minutes); the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law, shall be custodian of the corporate records and of the seal of the Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the CEO or the Board.

Section 10.       Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the CEO.

Article V

CERTIFICATES OF STOCK

Section 1.         Certificates of Stock. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two of the Executive Chairman, CEO or President, if any (or any Vice President), the Treasurer, the Secretary or any other authorized officers of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

Section 2.         Facsimile Signatures. The signature of any officer on any stock certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.         Lost Certificates. The Board may direct that new certificate(s) be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

Section 4.         Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.         Closing of Transfer Books or Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and, in the case of a meeting of stockholders, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 6.         Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

Article VI

CONTRACTS, CHECKS, AND DEPOSITS

Section 1.         Contracts. When the execution of any contract or other instrument has been authorized by the Board without specification of the executing officers, the Executive Chairman, the CEO, the President, any Vice President, the Treasurer and the Secretary may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

Section 2.         Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3.         Accounts. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board may from time to time designate.

Article VII

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board.

Article VIII

WAIVER OF NOTICE

Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic communications by such person or persons whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of such meeting, need be specified in such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article IX

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Article X

AMENDMENTS

Except as expressly provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board by an affirmative vote of a majority of all directors.

Article XI

INDEMNIFICATION AND INSURANCE

Section 1.         Indemnification.

(A)            Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this By-Law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or is or was at any such time serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such person, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this By-Law shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this By-Law or otherwise. The rights conferred upon indemnitees in this By-Law shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators

(B)            To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(C)            If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to paragraph (B) of this By-Law has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D)            If a determination shall have been made pursuant to paragraph (B) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law.

(E)            The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

(F)            The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this By-Law that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(G)            The Corporation may, to the extent authorized from time to time by the Board, the Executive Chairman or the CEO, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(H)            If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(I)            For purposes of this By-Law:

(i)            “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii)            “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, selected by the Disinterested Directors, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law.

(J)            Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 2.         Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Article XII

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these By-Laws (each as may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). For the avoidance of doubt, the preceding sentence shall not apply to any action brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of any alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

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